Exhibit 10.4

AMENDED AND RESTATED PROMISSORY NOTE

BROOKSVILLE

$3,055,000.00	Effective Date: January 27, 2024
Chicago, Illinois

1.  AGREEMENT TO PAY. FOR VALUE RECEIVED, BROOKSVILLE DEVELOPMENT PARTNERS, LLC, a Florida limited liability company (“Borrower”), HEREBY PROMISES TO PAY to the order of REPUBLIC BANK OF CHICAGO, its successors and assigns (“Lender”), the principal sum of Three Million Fifty-Five Thousand and No/100 Dollars ($3,055,000.00) (“Loan”) or so much of the Loan as may be advanced under and pursuant to that certain Loan Agreement dated as of April 27, 2023, as modified by that certain First Modification of Loan Documents (“First Modification”) made effective as of January 27, 2024 (as amended, restated or replaced from time to time, “Loan Agreement”) among Borrower, Guarantor (as defined therein) and Lender, on the day that is 364 days after the effective date of this Amended and Restated Promissory Note (“Note”), or January 25, 2025 (“Maturity Date”) at the place and in the manner hereinafter provided, together with interest thereon at the rate or rates described below, and any and all other amounts which may be due and payable hereunder or under any of the Loan Documents from time to time.

This Note amends, restates and replaces in its entirety that certain Promissory Note dated April 27, 2023, in the principal amount of Three Million Fifty-Five Thousand and No/100 Dollars ($3,055,000.00) made payable by Borrower to the order of Lender (the “Original Note”). The indebtedness evidenced by the Original Note is continuing indebtedness, and nothing in this Note shall be deemed to constitute a payment, settlement or novation of the Original Note, or the release of, or otherwise adversely affect, any lien, mortgage or security interest securing such indebtedness or any rights of Lender against the undersigned, or any Guarantor of the Original Note or this Note. All of the obligations of Borrower shall, from and after execution and delivery of this Note by Borrower, continue in full force and effect as set forth herein. The Original Note is the Note referenced in and was made pursuant to the Loan Agreement. This Note is the Amended Note referred to in the First Modification. From and after the date hereof, any reference to the Original Note in any of the Loan Documents shall mean and refer to this Note. Any interest accrued on such Original Note as of the date hereof will be included in the next monthly installment due hereunder, and any interest adjustment accrued on such Original Note as of the date hereof will be included in the calculation of the next interest payment due hereunder.

2.  INTEREST.

2.1  Definitions. For the purposes of this Note, the following terms shall have the following meanings:

(a)  “Applicable Margin” means .50% per annum with respect to the Prime based rate.

(b)  “Business Day” means any day other than a Saturday, a Sunday or, as determined by Lender, any day that banks in Chicago, Illinois are required or permitted to close, including federal holidays.

(c)  “Default Rate” means an interest rate equal to five percent (5.00%) plus the Loan Rate then in effect, provided, however, in no event shall the Default Rate exceed the maximum rate permitted by law.

(d)  “Loan Rate” means the Prime Rate then in effect.

(e)  “Prime” means, for any day, the prime rate of interest in effect for such day as published in the Wall Street Journal or other similar sources as designated by Lender (it being understood and agreed that such rate may not be Lender’s best or lowest rate); provided, if any day falls on a date other than a Business Day or on a date when the Wall Street Journal is not published, the rate shall be determined with reference to the applicable rate shown in the most recently published edition of the Wall Street Journal. In no event shall Prime be less than 0.00.

(f)   “Prime Rate” means an interest rate per annum equal to Prime as in effect from time to time plus the Applicable Margin.

(g)  All terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

2.2  Interest Rate.

(a)  From the date hereof through the Maturity Date, interest shall accrue on the outstanding principal balance of this Note at the Prime Rate.

(b)  The initial Prime Rate shall be equal to the Prime Rate in effect as of the date of this Note, and thereafter the Prime Rate shall be reset on the day that Lender announces a change in Prime (herein, a “Change Date”) and remain in effect until the next Change Date.

2.3  Interest After Default. From and after the Maturity Date or upon the occurrence of an Event of Default, interest shall accrue on the unpaid principal balance of this Note during any such period at the Default Rate. The interest accruing under this section shall be immediately due and payable by Borrower to the holder of this Note upon demand and shall be additional indebtedness evidenced by this Note.

2.4  Interest Calculation. Interest on this Note shall be calculated on the basis of, and “per annum” shall mean a 360 day year and the actual number of days elapsed in any portion of a month in which interest is due. If any payment to be made by Borrower hereunder shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

3.  PAYMENT TERMS.

3.1  Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a)  Commencing on February 1, 2024, and continuing on the first (1st) day of each month thereafter through and including the month in which the Maturity Date occurs, payments of accrued and unpaid interest at the Prime Rate shall be due and payable; and

(b)  The unpaid principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable hereunder or under any of the Loan Documents shall be due and payable in full on the Maturity Date.

3.2  Application of Payments. Prior to the occurrence of an Event of Default, all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, including, without limitation, any prepayment premium, exit fee or late charges due hereunder, (b) second, to accrued and unpaid interest on the principal balance of this Note, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents, (e) fifth, to any other amounts then due Lender hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred, payments may be applied by Lender to amounts owed hereunder and under the Loan Documents in such order as Lender shall determine, in its sole discretion.

3.3  Method of Payments. All payments of principal, interest, and other amounts due hereunder shall be paid by automatic debit from Borrower’s accounts with Lender on the first (1st) day of each month during the term of the Loan or in such other manner as Lender or the legal holder or holders of this Note may from time to time designate in the payment invoice. Notwithstanding the foregoing, the final payment due under this Note must be made by wire transfer or other immediately available funds. Interest, principal payments and any fees and expenses owed Lender from time to time will be deducted by Lender automatically on the due date from Borrower’s account with Lender, as designated in writing by Borrower; provided, however, that if no Event of Default has occurred, then such interest payments may be advanced from the Interest Reserve Allocation until such reserve is depleted and then from such other account designated in writing by Borrower. Borrower shall maintain sufficient funds in the account on the Payment Date. If there are insufficient funds in the account on the Payment Date, the debit will be reversed, and such event may result in Lender’s declaration of an Event of Default.

3.4  Late Charge. If any payment of interest or principal due hereunder is not made within ten (10) days after such payment is due in accordance with the terms hereof, then, in addition to the payment of the amount so due, Borrower shall pay to Lender a “late charge” of five cents for each whole dollar so overdue to defray part of the cost of collection and handling such late payment. Borrower agrees that the damages to be sustained by the holder hereof for the detriment caused by any late payment are extremely difficult and impractical to ascertain, and that the amount of five cents for each one dollar due is a reasonable estimate of such damages, does not constitute interest, and is not a penalty.

3.5  Optional Principal Prepayments. Borrower may voluntarily prepay the entire balance of this Note, subject to the following conditions:

(a)  Not less than fifteen (15) days prior to the date upon which Borrower desires to make such prepayment, Borrower shall deliver to Lender written notice of Borrower’s intention to prepay the outstanding principal balance of this Note, which notice shall state the proposed prepayment date (“Prepayment Date”); and

(b)  Borrower shall pay to Lender all accrued and unpaid interest through the Prepayment Date on the principal balance being prepaid and any other obligations of Borrower to Lender then due which remain unpaid.

4.  SECURITY. This Note is secured by, among other things, the Mortgage and the Liens created by the other Loan Documents granted in favor of Lender. Reference is hereby made to the Loan Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements contained therein, a statement of the rights, remedies, and security afforded thereby, and all matters therein contained.

5.  EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

5.1  The failure by Borrower to pay (a) the entire Indebtedness due under the Loan Documents by the Maturity Date, (b) any installment of principal or interest payable pursuant to this Note or any payment required to be made into a Reserve Account within ten (10) days after the date when due, or (c) any other amount payable to Lender under this Note, the Mortgage or any of the other Loan Documents and which failure continues for more than ten (10) days after written notice from Lender to Borrower; or

5.2  The occurrence of any “Event of Default” under the Loan Agreement, the Mortgage or any of the other Loan Documents.

6.  REMEDIES. At the election of the holder hereof, and without notice, the principal balance remaining unpaid under this Note, and all unpaid interest accrued thereon and any other amounts due hereunder and under the other Loan Documents shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note, the Mortgage and in all of the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any Guarantor hereof, the Property and any other security given at any time to secure the repayment hereof, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

7.  COVENANTS AND WAIVERS. Borrower and all others who now or may at any time become liable for all or any part of the obligations evidenced hereby, expressly agree hereby to be jointly and severally bound, and jointly and severally: (a) waive and renounce any and all homestead, redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness evidenced by this Note or by any extension or renewal hereof; (b) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (c) except as expressly provided in the Loan Documents, waive any and all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof or hereunder; (d) waive any and all lack of diligence and delays in the enforcement of the payment hereof; (e) agree that the liability of Borrower and any guarantor, endorser or obligor shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by Lender to any of them with respect hereto; (f) consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (g) consent to the addition of any and all other makers, endorsers, guarantors, and other obligors for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such makers, endorsers, guarantors or other obligors, or security shall not affect the liability of Borrower, any guarantor and all others now liable for all or any part of the obligations evidenced hereby. Borrower agrees that it will not assert any claim against Lender on any theory of lability for special, indirect, consequential, incidental or punitive damages. This provision is a material inducement for Lender making the Loan to Borrower.

8.  GENERAL AGREEMENTS.

8.1  Business Purpose Loan. The Loan is a business loan which comes within the purview of Section 205/4, paragraph (1)(c) of Chapter 815 of the Illinois Compiled Statutes, as amended. Borrower agrees that the Loan evidenced by this Note is an exempted transaction under the Truth In Lending Act, 15 U.S.C. § 1601 et seq.

8.2  Time. Time is of the essence hereof.

8.3  Disbursement. This Note has been made and delivered at Chicago, Illinois and all funds disbursed to or for the benefit of Borrower will be disbursed in Chicago, Illinois.

8.4  Benefit. This Note shall inure to the benefit of and may be enforced by Lender and its successors and assigns.

8.5  Enforceability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall, at the option of Lender, not affect any other provision of this Note, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

8.6  Interest Limitation. If the interest provisions herein or in any of the Loan Documents shall result, at any time while this Note remains outstanding, in an effective rate of interest which, for any month, exceeds the limit of usury or other laws applicable to the Loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon principal immediately upon receipt of such monies by Lender, with the same force and effect as though the payer has specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment. Notwithstanding the foregoing, however, Lender may at any time and from time to time elect by notice in writing to Borrower to reduce or limit the collection to such sums which, when added to the said first-stated interest, shall not result in any payments toward principal in accordance with the requirements of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this Loan transcend the limits imposed or provided by the law applicable to this transaction or the makers hereof in the jurisdiction in which the Property is located for the use or detention of money or for forbearance in seeking its collection.

8.7  Assignability. Lender may at any time assign its rights in this Note and the Loan Documents, or any part thereof and transfer its rights in any or all of the collateral, and Lender thereafter shall be relieved from all liability with respect to such collateral. In addition, Lender may at any time sell one or more participations in this Note. Borrower may not assign its interest in this Note, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender.

9.  NOTICES. All notices required under this Note will be in writing and will be transmitted in the manner and to the addresses required by the Loan Agreement.

10.  GOVERNING LAW. This Note shall be governed by and construed in accordance with the substantive laws of the State of Illinois.

11.  CONSENT TO JURISDICTION. TO INDUCE LENDER TO ACCEPT THIS NOTE, BORROWER IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE WILL BE LITIGATED IN COURTS HAVING SITUS IN COOK COUNTY, ILLINOIS OR THE COUNTY WHERE THE PROPERTY IS LOCATED. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN COOK COUNTY, ILLINOIS OR THE COUNTY WHERE THE PROPERTY IS LOCATED, WAIVES PERSONAL SERVICE OF PROCESS UPON BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY NOTICE TO BORROWER IN ACCORDANCE WITH THE LOAN AGREEMENT AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

12.  WAIVER OF JURY TRIAL. BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS NOTE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS NOTE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

13.  WAIVER OF DEFENSES. OTHER THAN CLAIMS BASED UPON THE FAILURE OF LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, BORROWER WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS NOTE OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

[Signatures on the following page]

IN WITNESS WHEREOF, Borrower has executed and delivered this Amended and Restated Promissory Note as of the day and year first above written.

BORROWER:

BROOKSVILLE DEVELOPMENT PARTNERS, LLC, a Florida limited liability company

By:	Brooksville Development DE LLC,
a Delaware limited liability company
Its:	Manager

	By:	SAF Trust Under Agreement Dated
July 5, 2022
	Its:	Manager

By:
Boris Tabak, Co-Trustee

Signature Page

Amended and Restated Promissory Note